Exhibit 99.2

NEWS RELEASE - for immediate release

Alexza Announces Conference Call to Discuss

Agreement with Teva to Market ADASUVE® in the U.S.

Call Scheduled Today for 9:00 a.m. Eastern Time

Mountain View, California, May 8, 2013 - Alexza Pharmaceuticals, Inc. (NASDAQ: ALXA) announced today that they have entered into an exclusive U.S. license and supply agreement with Teva Pharmaceutical Industries Ltd (NYSE: TEVA) for ADASUVE® (Staccato® loxapine). Alexza will be hosting a conference call to discuss this transaction at 9:00 a.m. Eastern Time.

Conference Call Information

Analysts and investors can participate in the conference call by dialing 888-679-8018. International callers may access the live call by dialing +1-617-213-4845. The reference number to enter the call is 57873523.

To access the conference call via the Internet, go to www.alexza.com, under the “Investor Relations” link. Please join the call at least 15 minutes prior to the start of the call to ensure time for any software downloads that may be required. Interested parties may also pre-register to avoid pre-call delays at https://www.theconferencingservice.com/prereg/key.process?key=PP7TMEX97.

The replay of the conference call may be accessed via the Internet, at www.alexza.com, or via telephone at 888-286-8010 for domestic callers or +1-617-801-6888 for international callers. The reference number for the replay of the call is 37072348. A replay of the call will be available for two weeks following the event.

About Alexza Pharmaceuticals, Inc.

Alexza Pharmaceuticals is focused on the research, development and commercialization of novel, proprietary products for the acute treatment of central nervous system conditions, including agitation, acute repetitive seizures and insomnia. Alexza’s products are based on the Staccato® system, a hand-held inhaler that is designed to deliver a drug aerosol to the deep lung, providing rapid systemic delivery and therapeutic onset, in a simple, non-invasive manner.

ADASUVE (Staccato loxapine), Alexza’s first approved product, was approved by the U.S. Food and Drug Administration in December 2012 and by the European Medicines Agency in February 2013. Teva Pharmaceutical USA Inc. is Alexza’s commercial partner for ADASUVE in the U.S. Grupo Ferrer Internacional, S.A. is Alexza’s commercial partner for ADASUVE in Europe, Latin America, Russia and the Commonwealth of Independent States countries.

For more information about Alexza, the Staccato system technology or the Company’s development programs, please visit www.alexza.com. For more information about ADASUVE, please visit www.adasuve.com.

ADASUVE® and Staccato® are registered trademarks of Alexza Pharmaceuticals, Inc.

ADASUVE Partial Prescribing Information (U.S.)

Please click here for Full Prescribing Information, including Boxed WARNINGS.

INDICATIONS AND USAGE

ADASUVE is a typical antipsychotic indicated for the acute treatment of agitation associated with schizophrenia or bipolar I disorder in adults. Efficacy was demonstrated in 2 trials in acute agitation: one in schizophrenia and one in bipolar I disorder.

Limitations of Use: ADASUVE must be administered only in an enrolled healthcare facility.

IMPORTANT SAFETY INFORMATION

WARNING: BRONCHOSPASM and INCREASED MORTALITY IN ELDERLY PATIENTS WITH DEMENTIA-RELATED PSYCHOSIS.

Bronchospasm:

•	ADASUVE can cause bronchospasm that has the potential to lead to respiratory distress and respiratory arrest

•	ADASUVE is available only through a restricted program under a Risk Evaluation and Mitigation Strategy (REMS) called the ADASUVE REMS

•

Administer ADASUVE only in an enrolled healthcare facility that has immediate access on-site to equipment and personnel trained to manage acute bronchospasm, including advanced airway management (intubation and mechanical ventilation)

Increased Mortality in Elderly Patients with Dementia-Related Psychosis:

•

Elderly patients with dementia-related psychosis treated with antipsychotic drugs are at an increased risk of death. ADASUVE is not approved for the treatment of patients with dementia-related psychosis

CONTRAINDICATIONS:

ADASUVE is contraindicated in patients with the following:

•	Current diagnosis or history of asthma, chronic obstructive pulmonary disease (COPD), or other lung disease associated with bronchospasm

•	Acute respiratory signs / symptoms (e.g., wheezing)

•	Current use of medications to treat airways disease, such as asthma or COPD

•	History of bronchospasm following ADASUVE treatment

•	Known hypersensitivity to loxapine and amoxapine

WARNINGS AND PRECAUTIONS:

•	Neuroleptic Malignant Syndrome: May develop in patients treated with antipsychotic drugs. Discontinue treatment

•	Hypotension and Syncope: Use with caution in patients with known cardiovascular or cerebrovascular disease

•	Seizure: Use with caution in patients with a history of seizures or with conditions that lower the seizure threshold

•	Potential for Cognitive and Motor Impairment: Use caution when driving or operating machinery

•	Cerebrovascular Adverse Reactions: Increased incidence of stroke and transient ischemic attack in elderly patients with dementia-related psychosis treated with antipsychotic drugs

ADVERSE REACTIONS:

The most common adverse reactions (incidence > 2% and greater than placebo) in clinical studies in patients with agitation treated with ADASUVE were dysgeusia, sedation, throat irritation.

Safe Harbor Statement

This news release and the planned conference call will contain forward-looking statements that involve significant risks and uncertainties. Any statement describing the Company’s expectations or beliefs is a forward-looking statement, as defined in the Private Securities Litigation Reform Act of 1995, and should be considered an at-risk statement. Such statements are subject to certain risks and uncertainties, particularly those inherent in the process of developing and commercializing drugs, including the ability for Teva and Ferrer to effectively and profitably commercialize ADASUVE, and the Company’s ability to raise additional funds and the potential terms of such potential financings. The Company’s forward-looking statements also involve assumptions that, if they prove incorrect, would cause its results to differ materially from those expressed or implied by such forward-looking statements. These and other risks concerning Alexza’s business are described in additional detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and the Company’s other Periodic and Current Reports filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

CONTACTS:	BCC Partners
Karen L. Bergman and Michelle Corral
650.575.1509 or 415.794.8662
kbergman@bccpartners.com or mcorral@bccpartners.com